September 25, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza

Washington, D.C.  20549

                  Re:      GST Equipment Funding, Inc. and
                           GST Telecommunications, Inc. -
                           REGISTRATION STATEMENT ON FORM S-4 (333-33601)

Ladies and Gentlemen:

                  Reference is made to above-referenced Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission by GST Equipment Funding, Inc., a Delaware corporation ("GST Funding"), and GST Telecommunications, Inc., a federally chartered Canadian corporation ("GST"), and the prospectus forming a part thereof (the "Prospectus"). The Registration Statement relates to an offer with respect to the exchange (the "Exchange Offer") of 13 1/4% Senior Secured Notes due 2007 of GST Funding, which, under certain circumstances, may be guaranteed by GST, for 13 1/4% Senior Secured Exchange Notes due 2007 of GST Funding (the "New Notes"), which, under certain circumstances, may guaranteed by GST (the "New Conditional Guarantee").

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of GST Funding and the Articles of Incorporation and By-laws of and GST, each as amended to date, corporate proceedings of GST Funding and GST, the Indenture dated as of May 13, 1997, by and among GST Funding, GST USA, Inc., GST and United States Trust Company of New York, as Trustee, and such other documents, instruments and certificates of officers and representatives of GST Funding and GST and public officials, and we have made such examination of the law, as we have


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Securities and Exchange Commission
September 25, 1997

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deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the New Notes and the New Conditional Guarantee, upon issuance in accordance with the terms of the Exchange Offer, will have been duly and validly issued, and will constitute legal, valid and binding obligations of GST Funding and GST, respectively, enforceable against GST Funding and GST, respectively, in accordance with their terms, except as such enforceability may be limited or affected by (i) any applicable bankruptcy, insolvency, moratorium or other similar law affecting generally the rights of creditors, now or hereafter in effect, and (ii) the fact that equitable remedies or relief (including but not limited to the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought.

                  Our opinion with respect to the material United States federal income tax consequences of the purchase, ownership and disposition of the New Notes is set forth in full under the caption "Certain United States Federal Income Tax Consequences" in the Prospectus.

                  We are members of the Bar of the State of New York and, except as stated below, we express no opinion as to the laws of any jurisdiction other than the State of New York and the federal laws of the United States of America. With respect to the opinion set forth above as it relates to GST, we have relied in part upon the opinion of O'Neill & Company, an association of independent law corporations, Vancouver, British Columbia.

                  We advise you that Stephen Irwin, the Vice Chairman of the Board and Secretary of the Company, is of counsel to this firm. Mr. Irwin owns 76,345 common shares, without par value of GST (the "Common Shares") and holds options and warrants to purchase an aggregate of 600,000 Common Shares. In addition, other attorneys of this firm hold Common Shares and/or options to purchase Common Shares.



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Securities and Exchange Commission
September 25, 1997

Page -3-

                  We consent to the reference to this firm under the captions "Legal Matters" and "Certain United States Federal Income Tax Considerations" in the Prospectus.


                                    Very truly yours,



                                    /S/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                    ------------------------------------------
                                    OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP